SHARE  PURCHASE  AGREEMENT

THIS AGREEMENT made as of the 23rd day of April, 2001

BETWEEN :

                             1472311 ONTARIO LIMITED

                      (hereinafter called the "Purchaser")
                                                               OF THE FIRST PART
                                     - and -

                            INFORMATION HIGHWAY, INC.

                        (hereinafter called the "Vendor")
                                                              OF THE SECOND PART

WHEREAS:

1. The Vendor is the registered and beneficial owner of 3,115,000 Common Shares (the "Purchased Shares") in the capital stock of YESIC Communications, Inc. (the Company");

2. The Purchaser wishes to purchase from the Vendor and the Vendor wishes to sell to the Purchaser, the Purchased Shares;

3. Purchaser shall assume all responsibility for all the operations of the Company.

NOW THEREFORE in consideration of the mutual covenants herein contained and of other good and valuable consideration, the receipt and sufficiency of which each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND SCHEDULES

1.1 In this agreement, the following words and terms shall have the following meanings:

(a) "Accounts Payable" means all accounts payable and all other liabilities and indebtedness owed by the Company as at April 23, 2001, save for the Shareholder's Loan"; and, "Accounts Receivable" means the accounts receivable of the Company as at April 23, 2001;

(b) "Agreement", "hereto", "hereof", "herein", "hereby", "hereunder", and similar expressions mean this agreement together with all Schedules annexed hereto, as they may be amended from time to time;

(c) "Business" means the business of an internet service provider and web hoster;

(d) "Business Day" means a day on which banks open for business in the Province of Ontario;

(e) "Business Information" means all financial and business information and data relating to the Company, its customers, clients, consultants and employees, including, without limitation, customer and client lists, business and marketing plans and strategies of the Company;

(f) "Closing" means the completion of the purchase by the Purchaser of the Purchased Shares as provided for in this Agreement;

(g) "Closing Date" means April 24, 2001, or such other date, as the parties may agree upon as the date on which the Closing shall take place;

(h) "Consultant's Contract" means any contract, verbal or in writing, with any person, firm or corporation wherein any such person, firm or corporation is to provide any services to the Company for the operation of the Business;

(i) "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, trust deeds, debentures bonds or any indebtedness of any nature;

(j) "Financial Statements" means the complete financial statements of the Company for the two fiscal years ending May 31, 1999 and May 31, 2000;

(k) "Governmental Charges" means and includes all income taxes, corporate taxes, capital taxes, custom duties, goods and services tax, provincial sales taxes, rates, levies, assessments, reassessments and other charges, together with all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign;

(l) "Purchased Shares" means all of the issued and outstanding common shares of the Company, being of 3,115,000 Common Shares;

(m) "Real Property Leases" means all leases of premises from where the Company carries on its Business;

(n) "Shareholder's Loan" means the loan outstanding to the Vender from the Company in the sum of $1,000,000;

(o) "Telephone Equipment Supply Contracts" means all contracts; both verbal and in writing pertaining to the supply of telephone lines and digital services, and include all contracts, verbal and in writing with Bell Canada and A. T. & T. Canada and any of their respective affiliates;

(p) "Time of Closing" means 5:00 P.M. Toronto time on the Closing Date, or such other time as is mutually agreed upon by the parties hereto.

All Dollar amounts referred to in this Agreement, including any Schedules, are in Canadian funds.

1.2 The following Schedules, whether or not attached hereto, are hereby incorporated in this Agreement by reference and are deemed to be part hereof;


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
     Schedule  "C"          -          Accounts  Payable
     Schedule  "D"          -          Accounts  Receivable
     Schedule  "E"          -          Real  Property  Leases
     Schedule  "F"          -          Equipment  Leases
     Schedule  "G"          -          Employees
     Schedule  "H"          -          Consultants  Contracts
     Schedule  "K"          -          Telephone Equipment Supply Contracts
     Schedule  "L"          -          Banking  Particulars

                                    ARTICLE 2

                               PURCHASE OF SHARES

2.1 Subject to the terms and conditions hereof, the purchaser agrees as follows;

     2.1.1 to purchase and the Vendor agrees to sell, assign and transfer to the Purchaser, the Purchased Shares at the Time of Closing;

     2.1.2 If, after the Closing Date, the Company makes a public offering of its shares or if the shareholders of the Company sell the outstanding shares of the Company to a public or private company, or if the Company is vended into a public company, the Vendor will receive 25% of the after tax profits in the case of any sale or 25% of the net proceeds in the case of a public offering as a repayment of the Vendor's Shareholder's loan up to a maximum amount of $1,000,000 after repayment of any of the purchaser's shareholder's loans and invested capital subject to paragraph 2.1.3. This paragraph will not be applicable in the event that the Purchaser made a private placement offering to raise funds for operations, however, any new shareholders would be bound by the terms of this agreement;

     2.1.3 Other than as described in 2.1.2 above, there will be no other payments due to the Vendor during the 24 months immediately following closing. On the later of (i) thirty days after the last day of the fiscal year in which the Company achieves a Retained Earnings position of $100,000 as reflected on its' Financial Statements for the fiscal year end or (ii) thirty days after the second fiscal year end after the closing, and upon thirty days after each fiscal year thereafter and until such time as the Vender has received the sum of $1,000,000, the Company will pay to the Vendor the sum of 25% of the Company's profit after tax as reflected on the Company's Financial Statements as a repayment of the Vendor's shareholder's loan after adding back any salaries paid to the directors and after deduction of any shareholders loans made by the Purchaser;

     2.1.4  The  maximum  amount  to be paid to the Vendor under both paragraphs
          2.1.2 and 2.1.3 is $1,000,000. Any remaining balance of the Vendor's shareholder's loan will be transferred to the Purchaser after the Vendor receives the cumulative amount of $1,000,000 under either paragraph 2.1.2, 2.1.3 or a combination of both of them.

     2.1.5 if there is any dispute, it shall be settled by the Company's accountants or auditors;

2.2 On closing, the Vendor shall pay the Purchase Price for the Purchased Shares shall be the aggregate sum of Ten Dollars ($10.00)(the "Purchase Price"), such Purchase Price to be paid on closing to the Vendor by way of cash or cheque.

2.3 Vendor agrees to cooperate with Purchaser with respect to the Shareholder's Loan in order to facilitate any proposal to creditors subject to the terms and conditions of paragraphs 2.1.2, and 2.1.3, and 2.1.4 of this agreement, and the Vendor assigns the Purchaser the rights to vote on its' behalf on any proposal to the creditors;

2.4 The Vendor agrees that the Purchaser shall be entitled to reimbursement of those funds that Purchaser has advanced to the Company prior to the disbursement of the 25% proceeds to the to the Vendor as set out in 2.1.2 and 2.1.3 above.

                                    ARTICLE 3

                            ASSURANCES OF THE VENDOR

3.1 The Vendor cannot guarantee the accuracy of the following information contained in this section 3.1. However, the Vendor can and shall offer its assurance and shall provide reasonable efforts to cooperate with the Purchaser to confirm or assist the Purchaser with its due diligence of the following information. In consideration of the aforementioned caveat, the Vendor advises, to the beat of its knowledge, as follows:

     3.1.1 the authorized capital of the Company consists of an unlimited number of Common Voting Shares ("Common Shares"). The Company was incorporated pursuant to the Canada Business Corporations act and Articles of Incorporation in respect of the Company were issued on February, 23, 1996;

     3.1.2 the Purchased Shares are owned by the Vendor as the beneficial owner thereof, with good and marketable title thereto, free and clear of all Encumbrances, whatsoever. There are no other shares of the Company which are issued and outstanding and none shall be issued as at the Time of Closing, other than the Purchased Shares;

     3.1.3 the Company has no subsidiaries or agreements of any nature to acquire any shares or securities of any corporation or person;

     3.1.4 this Agreement has been duly executed and delivered by the Vendor and is a valid and binding obligation of the Vendor enforceable in accordance with its terms. The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or by-laws of the Company or, of any indenture, order, judgment, decree or other agreement, written or oral, to which the Company or the Vendor may be a party;

     3.1.5 there is no action, litigation, enquiry, investigation, arbitration proceeding or Governmental proceeding, in progress or pending against or relating to the Vendor which affects the ownership of the Purchased Shares owned by such Vendor or the ability of the Vendor to complete the transactions contemplated by this Agreement. The Company is not a party to, bound or affected by or subject to any agreement, instrument, order, judgment or law which would be violated, contravened or breached by, or under which any default would occur as a result of, the execution and delivery of this Agreement or the performance of any of the terms of this Agreement;

     3.1.6 to the best of Vendor's knowledge, the Company is not a party to any litigation either as plaintiff or defendant and there are no actions, suits or proceedings with the exception of UUnet which has been previously disclosed to the Purchaser (whether or not purportedly on behalf of the Company pending or threatened against or affecting the Company or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign);

     3.1.7  The  Vendor  is  a  Washington  Corporation,

     3.1.8 The only director of the Company is John Robertson and the only officers of the Company are the President and CEO, held by John Robertson, Secretary, held by Jennifer Lorette, and the Vice President, Operations, held by Jack Wasserman;

     3.1.9  at  the  Time of Closing, the Vendor shall deliver to the Purchaser,
          (i) Schedule "C", which is an up-to-date list of all Accounts Payable, to the best of the knowledge of the Vendor, and (ii) Schedule "D", which is an up-to-date list of all Accounts Receivable, to the best of the knowledge of the Vendor;

     3.1.10 the Company is a tenant pursuant to real Property Leases at 16 Four Seasons Place, Toronto, Ontario, namely Suite 108, Building 17. The said Real Property Leases, particulars of which are referred to in Schedule "E", may also include other leases which shall be set out in Schedule "E";

     3.1.11 there are no undeclared dividends of the Company outstanding as at the date hereof and no dividends shall be declared or paid by or on behalf of the Company;

     3.1.12 save for the Shareholder's Loan, no monies or compensation shall be outstanding to any shareholder of the Company or to any director, officer, former director or officer or to any party not dealing at arm's length with the Corporation, as at the Time of Closing. Without the consent, in writing of the Purchaser, no loans shall be made to the Company from and after the date hereof by any party;

     3.1.13 to the best of the knowledge of the Vendor, the Equipment Leases are referred hereto in Schedule "F" are all the material leases for the Company;

     3.1.14 to the best of the Vendor's knowledge, the Company is not a party to any written employment agreement relating to any employee of the Business. To the best of the knowledge of the Vendor, the Company does not have any employee who cannot be dismissed on such period of notice as is required by law in respect of a contract of hire for an indefinite term. To the best of the knowledge of the Vendor, the Company has not entered into any agreement with any labour union or employee association and has not made any commitment to or conducted negotiations with any labour union or employee association with respect to any future agreement, nor is the Company party to any pension agreement or any employee benefits program or agreement. Schedule "G" contains a list of the names and titles of all personnel employed by the Company with particulars of their positions and salaries and any applicable bonus entitlement;

     3.1.15 Schedule "H" is a list of the Consultants Contracts to the best of the knowledge of the Vendor, pertaining to the Business;

     3.1.16 the Vendor shall deliver to the Purchaser, the Financial Statements for the prior two fiscal periods of the Company;

     3.1.17 the conduct of the Business does not infringe upon the upon the patents, trademarks, trade names or copyrights, domestic or foreign of any other person, firm or corporation and no notice of any infringement has ever been received or brought to the attention of the Vendor. The Company is not party to any technology licenses;

     3.1.18 Schedule "K" is a list of all Telephone Equipment Supply Contracts, including all particulars pertaining thereto, including, commencement and termination dates, payments required to be made thereunder and any arrears of payments. In additions copies of all Telephone Equipment Supply Contracts shall be delivered to the Purchaser;

     3.1.19 No party whatsoever is entitled to any finder's fee or other payment compensation from the Purchaser or the Company in respect of the transactions contemplated by this Agreement;

     3.1.20 Schedule "L" contains, to the best of the Vendor's knowledge, a listing of all Safety Deposit Boxes and Bank Accounts of the Company, including, names of signing officers or individuals, Safety Deposit Boxes and Bank Account numbers. No changes affecting the banking or safety deposit box arrangements of the Company will be made nor will any new bank accounts or safety deposit boxes be opened nor powers of attorney granted prior to the Time of Closing, without the consent, in writing of the Purchaser;

     3.1.21 The Vendor recognizes that a change in control of the Company may necessitate a new year end; accordingly, the Vendor agrees to co-operate fully with the Purchaser in providing all information which the Purchaser may require as a result of the change in control;

     3.1.22 In addition to any other deliveries and Schedules to be provided to the Purchaser by the Vendor, the Vendor agrees to give its reasonable effort to deliver to the Purchaser the following:

          (i)     the  Company's general ledger for the past twelve months;
          (ii)    2000  year  T4's  and  T4  Summary;  and
          (iii)   Bank  Reconciliation  for  past two months;
                    (iv)    an up  to date trial balance for the Company;
                    (v)     GST returns for the last 6 filings;

     3.1.23 the Purchaser and its representatives shall be entitled to obtain customers list of the

          Business  and  make  such  enquires  of  staff  as  deemed  necessary;



                                   ARTICLE  4

                                    CLOSING

4.1 The Vendor shall give its assurance to provide its reasonable effort to provide the Purchaser on or before the Closing Date that it will do or will cause to be done the following;

     4.1.1 transfer the Purchased Shares to the Purchaser, including taking all necessary steps and proceedings to permit same to be duly and regularly transferred to the Purchaser;

     4.1.2 provide Purchaser with evidence of indebtedness reasonably required by the Purchaser of the Shareholder's Loan to the Purchaser, together with, together with confirmation of indebtedness by the Company in form required by the Purchaser;

     4.1.3 execute such resignations, resolutions and other documentation and assurances, as may be required by the Purchaser, to give effect to this Agreement;

     4.1.4 the Vendor shall deliver, at the Time of Closing, resignations of all existing directors and officers of the Company, share certificates representing the Purchased Shares duly endorsed as required by the Purchaser, all books and record of the Company required by the Purchaser, all books and records of the Company required by the Purchaser, an undertaking of the Vendor undertaking to deliver to the Purchaser, at the Purchaser's request, without const, all books and records of the Company, not delivered on Closing and to co-operate fully with the Purchaser as regards all maters pertaining to the Business, a release of all claims in favor of the Company, in form satisfactory to the Purchaser;

     4.1.5 the Vendor shall deliver on Closing, such other documentation and things as may reasonable required by the Purchaser;


                                    ARTICLE 5

                                     NOTICES

5.1 Any notice or other documents required or permitted to be given under this Agreement shall be in writing and shall be delivered, mailed by pre-paid mail, or sent by facsimile transmission addressed to the party or parties to whom it is to be given at the address shown below or at such other address or addresses as the party or parties to whom such writing or document is to be given shall have last notified all other parties in accordance with the provisions of this paragraph;

(a)  if to the Purchaser, at:

          292  Sheppard  Avenue  West
          Suite  200

          Toronto,  Ontario
          M2N  1  N5

          Attention:  David  Danziger
          Facsimile  No:  416-730-8382



          With  a  copy  to  :

          Brown,  Peck  &  Lubelsky
          Barristers  and  Solicitors
          5287 Yonge Street
          Toronto,  Ontario
          M2N  5R#

          Attention:  Isaac  Peck
          Facsimile  No:  416-223-8485

(b)  if  to the Vendor, at:

          #185-10751  Shellbridge  Way
          Richmond,  British  Columbia
          V6X2W8

          Attention:  John  Robertson
          Facsimile  No:  604-278-3409

5.2 Any notice, designation, communication, request, demand or other document given or sent or delivered as a foresaid shall;

     (a) if delivered as aforesaid, he deemed to have been delivered and received on the date of delivery;

     (b) if sent by mail as aforesaid, be deemed to have delivered and received on the forth business day following the date of mailing, unless at any time between the date of mailing and the fourth business day thereafter there is a discontinuance or interruption of regular postal service, where due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course or the mails, allowing for such discontinuance or interruption of regular postal service; and

     (c) if sent by facsimile transmission, be deemed delivered and received on the date the sender receives the facsimile answer back confirming receipt by the recipient.

                                    ARTICLE 6

                                     GENERAL

6.1 The Closing of the transaction herein shall take place at the Time of Closing at the offices of Brown, Peck & Lubelsky, 5287 Yonge Street, Toronto, Ontario, M2N 5R3, or such other location as may be agreed upon by the parties.

6.2 Time shall be of the essence of this Agreement. This Agreement shall be read with all changes of gender and number required by the context thereof.

6.3 This Agreement, including all Schedules and documents to be delivered, constitutes the entire agreement between the parties hereto with respect to all of the matters herein and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

6.4 This Agreement may be executed in one or more counterparts, each of which so executed will constitute an original and all of which together shall constitute one and the same agreement.

6.5 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein.

6.6 Any tender of documents or money hereunder may be made upon the parties hereto or their respective counsel and money may be tendered by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank.

6.7 No waiver by any party of a breach of any of the covenants, conditions and provisions herein contained shall be effective or binding upon such party unless the same shall be expressed in writing and any waiver so expressed shall not limit or affect such party's rights with respect to any other future breach.

6.8 Each of the parties agrees to do and perform or cause to be done and performed such further and other acts and things as may be necessary or desirable from time to time in order to give full effect to this Agreement and every part thereof.

6.9 If any covenant or provision contained herein is determined to be, in whole or in part, invalid or unenforceable by reason of any rule of law or public policy, such invalidity or unenforceability shall not affect the validity or enforceability of any other covenant or provision contained herein and, in the case of partial invalidity or unenforceability of a covenant or provision, such partial invalidity or unenforceability shall not affect the validity or enforceability of the remainder of such covenant or provision, and such invalid or unenforceable covenant or provision or portion thereof, as the case may be , shall be severable from the remainder of this Agreement.

6.10 The headings of the sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

6.11 The Purchaser and Vendor agree that this Agreement may be executed by facsimile communication, and thereafter treated as though it were an original document.

6.12 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, legal personal representatives, successors and assigns.

IN WITNESS WHEREOF the parties have hereunto executed this agreement as of the day and year first above written.


SIGNED, SEALED AND DELIVERED
in  the  presence  of:
                                   )
                                   )     INFORMATION  HIGHWAY,  INC.
                                   )
                                   )
                                   )     per:  /s/  John  Robertson         c/s
                                             ------------------------------
                                   )     Name:  John  Robertson
                                   )     Title:  President
                                   )
                                   )
                                   )    I have authority to bind the corporation
                                   )
                                   )
                                   )          1472311  ONTARIO  LIMITED
                                   )
                                   )
                                   )     per:  /s/  David  Danziger         c/s
                                             ------------------------------
                                   )     Name:  David  Danziger
                                   )     Title:  President
                                   )
                                   )
                                   )    I have authority to bind the corporation
                                   )
                                   )